Exhibit 99.1

The Lubrizol Corporation

29400 Lakeland Boulevard, Wickliffe, Ohio 44092-2298

News Release

FOR RELEASE:	Immediately

FROM:	Financial/Investor Contact	Media Contact
	Mark Sutherland	Julie Young
	440/347-1206	440/347-4432
Web Site: www.lubrizol.com

Lubrizol Expands Share Repurchase Program

CLEVELAND, June 29, 2010 – At today’s meeting of the board of directors of The Lubrizol Corporation (NYSE: LZ), the board authorized an expansion of the company’s share repurchase program that, combined with its existing program, permits Lubrizol to repurchase up to 7.2 million of its common shares, effective immediately. This authorization represents approximately 10 percent of the company’s common shares currently outstanding.

Remarking on the expanded authorization, CEO James Hambrick stated, “Lubrizol’s results have been strong, and we are generating excellent cash flow. And, given our strong balance sheet, we believe it is appropriate to step up our share repurchase plans. With this expanded repurchase program, we are continuing to deploy capital that is in the best interests of our shareholders. This balanced deployment includes maintaining our existing asset base, investing in growth capacity, targeting value-adding acquisitions to our build-out product lines and enhancing total shareholder return through repurchases and ordinary dividends.”

Lubrizol expects to implement the program through purchases made either in the open market or through private transactions from time to time. Although the repurchase program does not include a specific timetable or price targets and may be suspended or terminated at any time, the company expects the program will be completed over the next 18 to 24 months.

Year-to-date 2010, the company repurchased 1.575 million shares for $125.5 million for an average price of approximately $80 per share.

About The Lubrizol Corporation

The Lubrizol Corporation (NYSE: LZ) is an innovative specialty chemical company that produces and supplies technologies that improve the quality and performance of our customers' products in the global transportation, industrial and consumer markets. These technologies include lubricant additives for engine oils, other transportation-related fluids and industrial lubricants, as well as fuel additives for gasoline and diesel fuel. In addition, Lubrizol makes ingredients and additives for personal care products and pharmaceuticals; specialty materials, including plastics technology and performance coatings in the form of specialty resins and additives. Lubrizol’s industry-leading technologies in additives, ingredients and compounds enhance the quality, performance and value of customers’ products, while reducing their environmental impact.

With headquarters in Wickliffe, Ohio, The Lubrizol Corporation owns and operates manufacturing facilities in 17 countries, as well as sales and technical offices around the world. Founded in 1928, Lubrizol has approximately 6,700 employees worldwide. Revenues for 2009 were $4.6 billion. For more information, visit www.lubrizol.com.

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This release contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to the company’s operations and business environment that are difficult to predict and may be beyond the control of the company. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements. Uncertainties and risk factors that could affect the future performance of the company and cause results to differ from the forward-looking statements in this release include, but are not limited to, the company’s ability to manage margins in an environment of volatile raw material costs; conditions affecting the company’s customers, suppliers and the industries that it serves; competitors’ responses to the company’s products; changes in accounting, tax or regulatory practices or requirements; and other factors that are set forth in management’s discussion and analysis of the company’s most recently filed reports with the Securities and Exchange Commission. The forward-looking statements contained herein represent the company’s judgment as of the date of this release and it cautions readers not to place undue reliance on such statements. The company assumes no obligations to update the statements contained in this release.

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